UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2023

TCW Direct Lending VIII LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01420	86-3307898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 936-2275

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 6, 2023, TCW Direct Lending LLC (the “Company”) completed its solicitation of consents to approve a proposal to amend the Company’s Amended and Restated Limited Liability Company Agreement, dated January 21, 2022 (the “Agreement”) to extend the Closing Period (as defined therein) to be the eighteen-month period following the Company’s initial closing date. Pursuant to the Consent Solicitation, the following matter was submitted to the vote of the members, with the results of voting set forth below.

1.
The Company’s members approved a proposal to amend the Agreement for the purpose of extending the Closing Period by six months, such that it would be defined as the eighteen-month period following the initial closing.

The voting results were as follows (expressed as percentages of total outstanding interests):

Votes For	Votes Abstained	Votes Objecting
67.36%	0.10%	0.00%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW Direct Lending VIII LLC

Date:	January 9, 2023	By:	/s/ Andrew J. Kim
Andrew J. Kim, Chief Financial Officer